        10-A    Draft Condominium Declaration for
                Wilderness Hotel Condominium Association,
                Inc.

                      DECLARATION OF CONDOMINIUM OWNERSHIP
                  AND OF EASEMENTS, RESTRICTIONS, COVENANTS AND
                  CONDITIONS FOR WILDERNESS HOTEL CONDOMINIUM,
                               A HOTEL CONDOMINIUM

                                TABLE OF CONTENTS

ARTICLE I
DEFINITIONS AND LEGAL DESCRIPTION OF LAND..................................-2-

            Section 1.  Legal Description of Land..........................-2-
            Section 2.  Association........................................-2-
            Section 3.  Owner..............................................-2-
            Section 4.  Unit...............................................-2-
                  4.1  Definition..........................................-2-
                  4.2  Unit Boundaries.....................................-2-
                  4.3  Types of Unit.......................................-4-
            Section 5.  Unit Number........................................-4-
            Section 6.  Common Elements....................................-4-
            Section 7.  Limited Common Elements............................-5-
            Section 8.  Declarant and Developer............................-5-
            Section 9.  Mortgage...........................................-5-
            Section 10. Mortgagee..........................................-5-
            Section 11. Person.............................................-5-
            Section 12. Occupant...........................................-5-
            Section 13. Guest..............................................-5-
            Section 14. Common Expenses....................................-5-
            Section 15. RPA Agreement......................................-5-
            Section 16. Construction.......................................-6-
            Section 17. Resort.............................................-6-

ARTICLE II
PROPERTY AND UNITS:  SUBMISSION TO ACT.....................................-6-

            Section 1.  Submission of Property to the Act..................-6-
            Section 2.  Identification.....................................-6-

ARTICLE III
COMMON ELEMENTS AND LIMITED COMMON ELEMENTS................................-6-

            Section 1.  Ownership of Common Elements.......................-6-
            Section 2.  No Partition of Common Elements....................-7-
            Section 3.  Restrictions on Use of Common Elements.............-7-
            Section 4.  Use of Patio and Balcony Limited Common
                  Elements.................................................-7-

ARTICLE IV
OTHER PROPERTY RIGHTS AND OBLIGATIONS OF OWNERS............................-7-

            Section 1.  Owner's Right to Ingress and Egress and
                  Support..................................................-7-
            Section 2.  Use of Units.......................................-8-
            Section 3.  Rental of Units....................................-8-
            Section 4.  Use of Common Elements.............................-8-
            Section 5.  Prohibitions of Damage and Certain
                  Activities...............................................-8-


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
            Section 6.  Animals............................................-9-
            Section 7.  Rules and Regulations..............................-9-
            Section 8.  Delegation of Use..................................-9-
            Section 9.  Separate Mortgages of Units........................-9-
            Section 10. Separate Real Estate Taxes.........................-9-
            Section 11. Maintenance, Repairs and Replacement..............-10-
            Section 12. Common Surpluses..................................-11-
            Section 13. Certain Additional Restrictions...................-11-
            Section 14. Signs.............................................-12-

ARTICLE V
ASSOCIATION MEMBERSHIP AND VOTING RIGHTS..................................-12-

            Section 1.  Membership........................................-12-
            Section 2.  Voting............................................-12-

ARTICLE VI
RIGHTS AND OBLIGATIONS OF THE ASSOCIATION.................................-12-

            Section 1.  The Common Elements...............................-12-
            Section 2.  Services..........................................-12-
            Section 3.  Personal Property for Common Use..................-13-
            Section 4.  Repairs...........................................-13-
            Section 5.  Limited Common Elements...........................-14-
            Section 6.  Rules and Regulations.............................-14-
            Section 7.  Implied Rights....................................-14-

ARTICLE VII
PHASING OF CONDOMINIUM AND RESERVED RIGHTS OF DECLARANT...................-14-

            Section 1.  Construction Phasing..............................-14-
            Section 2.  Effect of Phasing on Unit Owners'
                  Interests...............................................-14-
            Section 3.  Effective Date of Phases..........................-15-
            Section 4.  Easement for Phasing..............................-15-
            Section 5.  Declarant's Exercise of Association Rights
                  and Responsibilities....................................-15-
            Section 6.  Rights of Declarant to Develop and Sell
                  Units...................................................-15-
ARTICLE VIII
COVENANT FOR ASSESSMENTS..................................................-16-

            Section 1.  Agreement to Pay Assessment.......................-16-
            Section 2.  Purpose of Assessments............................-16-
            Section 3.  Annual Assessment.................................-17-
            Section 4.  Special Assessment for Capital
                  Improvements............................................-17-
            Section 5.  Notice of Meetings................................-17-
            Section 6.  Rate of Assessment................................-17-
            Section 7.  Date of Commencement of Annual Assessments........-17-
            Section 8.  Working Capital...................................-17-
            Section 9.  Lien for Assessments..............................-18-
            Section 10. Effect of Nonpayment of Assessment:
                  Remedies of the Association.............................-19-
            Section 11. Preservation of the Lien..........................-19-


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
ARTICLE IX
ARCHITECTURAL CONTROL.....................................................-20-

            Section 1.  Architectural Control Committee Authority.........-20-

ARTICLE X
EASEMENTS.................................................................-20-

            Section 1.  Easements for Access..............................-20-
            Section 2.  Encroachments and Easements.......................-21-

ARTICLE XI
INSURANCE.................................................................-21-

            Section 1.  Multi-Peril Property Insurance....................-21-
            Section 2.  Public Liability Insurance........................-21-
            Section 3.  Fidelity Coverage.................................-21-
            Section 4.  Common Expense....................................-21-
            Section 5.  Other Insurance...................................-22-
            Section 6.  Destruction and Reconstruction....................-22-
            Section 7.  Partition.........................................-22-
            Section 8.  Procedure.........................................-23-

ARTICLE XII
DECLARANT'S RIGHT OF FIRST REFUSAL........................................-24-

            Section 1.  Agreement to Right of First Refusal...............-24-
            Section 2.  Notice to Declarant...............................-24-
            Section 3.  Exercise by Declarant.............................-24-
            Section 4.  Closing...........................................-24-
            Section 5.  Failure to Exercise Right.........................-24-
            Section 6.  Termination of Right of First Refusal.............-24-

ARTICLE XIII
GENERAL PROVISIONS........................................................-25-

            Section 1.  Enforcement.......................................-25-
            Section 2.  Severability......................................-25-
            Section 3.  Termination.......................................-25-
            Section 4.  Amendment.........................................-25-
            Section 5.  Registered Agent for Service of Process...........-25-


ATTACHMENTS:  EXHIBITS

            EXHIBIT 1.1.A--Parcels A and B - The Condominium Property Exhibit A--Condominium Plat and Unit Floor Plans
            Exhibit B--Percentage Ownership of Common Elements and
                         Assessment for Common Expenses
            Exhibit C--RPA Agreement


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

                      DECLARATION OF CONDOMINIUM OWNERSHIP

                 AND OF EASEMENTS, RESTRICTIONS, COVENANTS AND

                 CONDITIONS FOR WILDERNESS HOTEL CONDOMINIUM,

                               A HOTEL CONDOMINIUM


            THIS DECLARATION is made this ___ day of ______________, 199__ by WILDERNESS HOTEL & RESORT, INC., a Wisconsin corporation (the "Declarant") and Thomas J. Lucke and Terri L. Lucke (the "Luckes").

                                R E C I T A L S:

            1. Declarant is beneficial owner and the land lessee and the Luckes are the title owners and land lessor and the Declarant and the Luckes are together the owners in fee simple of certain real estate hereinafter described, in the Village of Lake Delton, Sauk County, Wisconsin; and

            2. The Luckes consent to and authorize the Declarant to, and do hereby submit and subject such real estate, together with all buildings, structures, improvements and other permanent fixtures of whatsoever kind now or hereafter thereon, and all rights and privileges belonging or in any way pertaining thereto, to a Declaration of Condominium pursuant to the provisions of the Wisconsin Condominium Ownership Act, Chapter 703 of the Wisconsin Statutes, as in force on the date of this Declaration (the "Act"); and

            3. The Declarant desires to establish certain rights, conditions, restrictions, covenants and easements in, over and upon said real estate for the benefit of Declarant and all future owners of any part of said real estate, and any Unit or Units thereof, or therein contained, and to provide for the harmonious, beneficial, and proper use and conduct of the property and all Units; and

            4. The Declarant desires and intends that the several Unit Owners, mortgagees, occupants, and other persons hereafter acquiring any interest in the property shall at all times enjoy the benefits of, and shall hold their interests subject to the rights, conditions, restrictions, covenants and easements hereinafter set forth, all of which are declared to be in furtherance of a plan to promote and protect the cooperative aspect of the property and are established for the purpose of enhancing and perfecting the value, desirability and attractiveness of the property;

            NOW, THEREFORE, the Declarant, as the title holder of the real estate referred to above and described at greater length below, and for the purposes above set forth, DECLARES AS FOLLOWS:


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

                                    ARTICLE I

                   DEFINITIONS AND LEGAL DESCRIPTION OF LAND

            Section 1. Legal Description of Land. The real estate which is hereby submitted and subjected to the provisions of the Act are two (2) parcels of land located in the Village of Lake Delton, Sauk County, Wisconsin, as more particularly described in Exhibit 1.1.A ("Parcel A," "Parcel B," the "Property" and/or the "Condominium Property").

            For the purpose of brevity and clarity, certain words and terms used in this Declaration are defined as follows:

            Section 2. Association. "Association" shall mean and refer to WILDERNESS HOTEL CONDOMINIUM ASSOCIATION, INC., a corporation formed under the nonstock corporation statute, Chapter 181 of the Wisconsin Statutes, its successor and assigns.

            Section 3. Owner. "Owner" shall mean and refer to the record owner, whether one or more persons or entities, of a fee simple title to any unit, or a land contract buyer, but excludes those having such interest merely as security for the performance of an obligation.

            Section 4.  Unit.

                  4.1 Definition. Subject to subparagraphs 6(b), 6(c), and 6(d) of Article I, Section 6 hereof, "Unit" means unit as defined by the Act and is used herein to refer to the hotel living units located or to be located on the Condominium Property. A Unit shall consist of the space described herein and exhibited on pages ____ of Exhibit A and shall include exterior doors and windows of the respective Units. Further, the individual heating and air-conditioning system serving a Unit shall be deemed to be a part of the Unit which it is serving, notwithstanding that a portion thereof might be located outside of the Unit boundaries. In the event that the actual physical location of any Unit at any time does not precisely coincide with Exhibit A and subsequent amendments, the actual physical locations shall control over the locations, dimensions, and descriptions contained in Exhibit A and subsequent amendments.

                  4.2 Unit Boundaries. Each Unit shall be that part of the building containing the Unit that lies within the following boundaries of the Unit:

                  a. Upper Boundary. The upper boundary of a Unit shall be the horizontal plane (or inclined plane or curved surface, as the case may be) of the lowest surface of the finished ceiling extended to the intersection with the perimetrical boundaries.

                  b. Lower Boundary. The lower boundary of a Unit shall be the horizontal plane of the upper surface of the


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



      finished floor or slab extended to the intersection with the perimetrical boundaries.

                  c. Perimetrical Boundaries. The perimetrical boundaries of the Unit shall be the vertical planes (or inclined planes or curved surfaces, as the case may be) of the finished interior of the walls bounding the Unit extended to the intersections with each other and with the upper and lower boundaries.

                  d. Other Parts of Unit. In addition, a Unit includes the following items serving the particular Unit although they may be outside the defined cubicle of air;

                        (1) all exterior doors and windows (including any screens and storm windows) and all their opening, closing and locking mechanisms and hardware;

                        (2) all wall, floor, baseboard and ceiling mounted electrical fixtures and equipment, outlets and switches and the junction boxes serving them;

                        (3) all plumbing fixtures and the piping, valves and other connecting and controlling materials or devices lying between the fixtures and the main water or sewage lines connecting to the lowest story of the Unit;

                        (4) all decorative plaster, paint, woodwork, carpeting, vinyl, fixtures or other aspects of the interior walls, floors and ceilings of a Unit;

                        (5) all fireplace units, mantels, screening, inserts, chimneys, piping, valves and other connecting and controlling materials or devices serving them; and

                        (6)   all Limited Common Elements appurtenant
                              to the Unit.

                  e. Heating and Air Conditioning Systems. The heating and air conditioning equipment and devices (including heaters, air conditioners, condensers, pipes, valves, radiators, thermostats, duct work, pumps and similar items) serving the Units shall be part of the Units.

                  f. Identification of Units. Units are identified by number and location on the Condominium Plat of the Condominium. This description includes the interests pertaining to the Unit in the Common Elements and Limited


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

      Common Elements and the rights and obligations created under this Declaration.

                  4.3 Types of Unit. There shall be twelve (12) types of Units:
Types A-1, A, B-1, B, C-1, C, D-1, D, E, F, G and H, as further set forth in Exhibit A. Unit types A, B, C and D are substantially identical and distinguished (i.e., "A-1" versus "A") by their views. The Unit types without a "-1" designation enjoy a golf course and pool view. The Unit types and Unit numbers are further set forth on pages ___ of Exhibit A.

            Section 5. Unit Number. "Unit Number" shall mean the number, letter, or combination thereof, identifying a Unit and is further set forth in Exhibit A.

            Section 6. Common Elements. "Common Elements" or "Common Areas" means all of the Property, except the Units and Limited Common Elements, and shall include, but not be limited to:

                  a. The land underneath the improvements and all improvements and other parts of the Property not included within the respective Units or Limited Common Elements, including but not limited to: the land underneath the first floor of the Units; crawl spaces throughout the improvements; foundation walls and/or slabs; the roofs; all structural beams, posts and members; exterior walls; hallways; lobbies; stairs; stairwells; common storage rooms; elevators; equipment rooms; common laundry rooms; common shower bathrooms, and lockerrooms; and meeting rooms;

                  b. Easements through the Units, whether or not shown on the Plat, for conduits, ducts, plumbing, wiring and other facilities for furnishing the utility services to the various Units, to the Common Elements and to the Limited Common Elements;

                  c. All structural beams, posts and members within a Unit and an easement of support in every portion of a Unit which contributes to the support for the building;

                  d. Any heating, air conditioning or other utility areas, equipment and devices and installations and all utility services which are available to more than one Unit, or to the Common Elements;

                  e. All sidewalks, entranceways (including entranceways, windows and doors) and other means of ingress and egress located within the Property;

                  f. All electrical apparatus and wiring, television cables, plumbing pipes and apparatus, telephone wires, and all other ducts, conduits, cables, wires or pipes within the Common Elements, but not such equipment as is described in Paragraph 4.2(d)(2) and (3) of Article I; and


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

                  g. All tangible personal property owned by the Association required for the maintenance and operation of the Property and for the common use and enjoyment of the Owners.

            Section 7. Limited Common Elements. "Limited Common Elements" means the patios, balconies, privacy walls, balcony railings, patio and balcony flooring and other portions of the Common Elements identified as Limited Common Elements on Exhibit A, which are reserved for the use of the Owner of one or more Units to the exclusion of all other Owners.

            Section 8. Declarant and Developer. "Declarant" shall mean and refer to Wilderness Hotel & Resort, Inc., a Wisconsin corporation. "Developer" shall mean and refer to Wilderness Development Corporation, a Wisconsin corporation, and its successors and assigns. Developer may also be referred to as the "Company."

            Section 9. Mortgage. "Mortgage" shall mean any Mortgage or other security instrument, including a land contract, by which a Unit or any part thereof is encumbered.

            Section 10. Mortgagee. "Mortgagee" shall mean any Person named as the Mortgagee under any Mortgage under which the interest of any Owner is encumbered, or any land contract vendor of any Unit, or any successor to the interest of such person under such Mortgage or such land contract.

            Section 11. Person. "Person" shall mean an individual, corporation, partnership, limited liability partnership, limited liability company, association, trust or other legal entity.

            Section 12. Occupant. "Occupant" shall mean any person whom an Owner agrees may occupy his or her Unit so as to exclude the Owner from the right of occupancy during part or all of the period of such occupancy, whether or not a written Occupancy Agreement is executed, and whether or not the Occupant pays consideration for the right to use the Unit. There may be more than one Occupant occupying a Unit at one time.

            Section 13. Guest. "Guest" means a person whom an Owner or an Occupant permits to occupy a Unit while the Owner or Occupant also has the right to occupy the Unit, whether or not the Owner or Occupant actually occupies the Unit during all of the period of the Guest's occupancy.

            Section 14. Common Expenses. "Common Expenses" means all expenses of the Association, as set forth more fully in Section 2 of Article VIII, which shall be assessed to the Unit Owners from time to time by annual or special assessments.

            Section 15. RPA Agreement. "RPA Agreement" shall mean the Rental Pooling and Agency Agreement under which the Company will act as exclusive agent of Owner for rental of the Unit as hotel rental accommodations.


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                                                                            E-31

            Section 16. Construction. "Construction," "Constructed" or any derivation thereof, means full completion of a Unit(s) and accompanying Limited Common Element(s) and Common Area(s) to the extent the Unit(s) is(are) ready for occupancy and use as hotel rental accommodations.

            Section 17. Resort. "Resort" means the Wilderness Hotel & Resort owned and operated by Declarant, or any successor or assign.

            Other terms not defined herein shall have the meaning assigned to them by the Act.

                                   ARTICLE II

                      PROPERTY AND UNITS: SUBMISSION TO ACT

            Section 1. Submission of Property to the Act. The Declarant and the Luckes hereby submit the Property, and all buildings and Units, and improvements constructed or to be constructed thereon to the provisions of the Act.

            Section 2. Identification. Each Unit shall be specifically designated by its Unit Number as set forth in Exhibit A attached hereto and hereby made a part of this Declaration. Every deed, Occupancy Agreement, mortgage, or other instrument may legally describe a Unit by its Unit Number and every such description shall be deemed good and sufficient for all purposes, as provided in the Act. The Developer shall construct 133 Units in two (2) phases. Phase I shall consist of sixty-one (61) Units on Parcel A of the Property, and Phase II shall consist of seventy-two (72) Units on Parcel B of the Property.

                                   ARTICLE III

                  COMMON ELEMENTS AND LIMITED COMMON ELEMENTS

            Section 1. Ownership of Common Elements. Each Owner shall be entitled to and shall own an undivided interest in the Common Elements as a tenant-in-common with all other Unit Owners of the Property, and, except as otherwise limited in this Declaration, shall have the right to use the Common Elements for all purposes incident to the use and occupancy of such Owner's Unit as a hotel condominium, and such other incidental uses permitted by this Declaration, which right shall be appurtenant to and run with such Unit. Each Unit's percentage of ownership in the Common Elements shall be equal to a fraction in which the numerator shall be the square feet in the Owner's Unit and Limited Common Elements and the denominator shall be the total square feet of all Constructed Units and Limited Common Elements in the Condominium. A Unit's undivided interest in the Common Elements will be automatically amended upon the Construction of additional Units. Each Unit's percentage of ownership in the Common Elements upon the Construction of Phases I and II shall be as set forth in Exhibit B.


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

            Section 2. No Partition of Common Elements. There shall be no partition of Common Elements through judicial proceedings or otherwise until this Declaration is terminated and the Property is withdrawn from its terms or from the terms of any statute applicable to condominium ownership; provided, however, that if any Unit shall be owned by two or more co-owners as tenants-in-common or as joint tenants, nothing herein contained shall be deemed to prohibit a voluntary or judicial partition of said Unit Ownership between such co-owners.

            Section 3. Restrictions on Use of Common Elements. The Common Elements shall be used only for access, ingress and egress to and from the respective Units (and for such other purposes as authorized herein or by the Association) by the Unit Owners, occupants and guests and their respective authorized visitors, for those hotel condominium purposes permitted by the rules and regulations promulgated by the Board, and for such other purposes which are incidental to the hotel condominium use of the Units. Any such use is subject always to the rules and regulations. All provisions of this Declaration restricting or limiting the use of the Units shall apply to the use by the Unit Owners of the Common Elements. Anything in this Declaration to the contrary notwithstanding, Declarant and/or Developer, their agents, successors or assigns may use the Units owned by the Declarant and/or Developer and the Common Elements for purposes related to the sale of the Units by Declarant and/or Developer, their agents, successors or assigns, and may maintain signs, and shall have a right of ingress and egress, for the foregoing purpose.

            Section 4. Use of Patio and Balcony Limited Common Elements. The Patio and Balcony and other Limited Common Elements may be used by the Owner, occupants and guests of the Unit to which such Limited Common Elements is appurtenant for sunbathing, social gatherings and other reasonable hotel condominium activities without prior notice to or approval of the Board of Directors, but subject to such rules and regulations as the Directors may promulgate. All provisions of this Declaration restricting or limiting the use of the Units shall also apply to uses by the Unit Owners of the Limited Common Elements.

                                   ARTICLE IV

                OTHER PROPERTY RIGHTS AND OBLIGATIONS OF OWNERS

            Section 1. Owner's Right to Ingress and Egress and Support. Each Owner shall have the right to ingress and egress over, upon and across the Common Elements necessary for access to an Owner's Unit and such rights shall be appurtenant to and pass with the title to each Unit.

            Each Owner shall have the right to ingress, egress and use of driveways, walkways and parking facilities over, upon and across the land contiguous to the Condominium Property owned by Declarant and the Luckes and used for such purposes by the Resort as shall be necessary for access to and use of an Owner's Unit.


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

Such right of ingress, egress and use shall be on the same terms and conditions of such use by paying patrons of the Resort, and shall be appurtenant to and pass with the title to each Unit.

            Section 2. Use of Units. Each Unit shall be used for hotel condominium purposes only. Occupancy limits for each Unit shall be initially established in the description of the Units in Exhibit A, as may be further modified by the rules and regulations promulgated by the Board or imposed by zoning rules and regulations. As a hotel condominium, no Unit Owner shall utilize or occupy a Unit as the Owner's permanent and legal residence. The Village of Lake Delton defines "Hotel" to mean: ". . . all places wherein sleeping accommodations are offered to pay to transients, in 5 or more rooms, and all places used in connection therewith." Except for operation of the Unit as a hotel condominium, no other trade or business of any kind may be carried on therein. No Unit may be divided into a smaller Unit, nor shall part of any Unit be sold or otherwise transferred.

            Section 3. Rental of Units. All Units, when offered for rent as hotel rental accommodations, shall utilize the Declarant or its affiliates, successors or assigns as agent for the Owner pursuant to the RPA Agreement as further set forth in Exhibit C or any successor thereto. All owners must execute such RPA Agreement as a condition of ownership of a Unit. No Owner shall rent or accept any compensation for rent other than pursuant to the RPA Agreement.

            Section 4. Use of Common Elements. There shall be no obstruction of the Common Elements, nor shall anything be kept or stored on any part of the Common Elements without the prior written consent of the Association except as specifically provided herein. Nothing shall be altered on, constructed on, or removed from the Common Elements except upon the prior written consent of the Association. No garbage or rubbish containers shall be placed or kept on any Common Element or Limited Common Element, except in places specifically designated by the Association.

            Section 5. Prohibitions of Damage and Certain Activities. Nothing shall be done or kept in any Unit, on any Limited Common Element or on any Common Element or any part thereof which would increase the rate of insurance on the premises or any part thereof over what the Association, but for such activity, would pay, without the prior written consent of the Association. Nothing shall be done or kept in any Unit, on the Limited Common Elements or on the Common Elements or any part thereof, which would be in violation of any statute, rule, ordinance, regulation, permit or other validly imposed requirement of any governmental body. No damage to, or waste of, the Limited Common Elements or Common Elements or any part thereof shall be committed by an Owner, and each Owner shall indemnify and hold the Declarant, Association and other Owners harmless against all loss to the Association or other Owners resulting from any damage or waste caused by him or his Occupants or Guests. No noxious, destructive, illegal or offensive activity shall be carried on in any Unit, on the Limited Common Elements, or on Common Elements or any part thereof, nor shall


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

anything be done therein which may be or may become an annoyance or nuisance to any other Owner or occupant or to any other person at any time lawfully occupying the Unit. Use of radios, stereos, television, musical instruments, mechanical equipment and other devices emitting sound shall be limited to volumes which are not audible to other Unit Owners or occupants in their Units. Electrical devices for the control of insects shall not be permitted.

            Section 6. Animals. No animals or birds shall be permitted within the Units or on the Limited Common Elements or Common Elements, except that a visually impaired Owner, Occupant or guest may be assisted by a dog trained to assist the visually impaired.

            Section 7. Rules and Regulations. No Owner shall violate the rules and regulations for the use of the Units, the Limited Common Elements and the Common Elements as adopted from time to time by the Association.

            Section 8. Delegation of Use. Any Owner may delegate, but not rent, in accordance with the RPA Agreement, By-Laws, the Rules and Regulations or this Declaration, an Owner's right of enjoyment of the Unit, its Common Elements and facilities to the members of Owner's immediate family, to Occupants and to Guests invited by the Owner. Any Owner may delegate in accordance with the RPA Agreement, By-Laws, the Rules and Regulations or this Declaration, an Owner's right of enjoyment of the Unit, its Common Elements and facilities to occupants secured on behalf of Owner by Wilderness Hotel and Resort, Inc., Wilderness Development Corporation, their successors or assigns, serving as the qualified hotel condominium rental agent of Owner. Each Owner shall be responsible for all of the Unit Owner's obligations in connection with the use of the Unit and the Common Elements by Owner, Guests and Occupants. An Owner shall be responsible for all damages to the Common Elements, Limited Common Elements and Units in connection with the use of the Unit by Owner, Occupants or Guests. Except as expressly set forth above, nothing herein shall be deemed to relieve any party of any liability under common law or statutory tort principles.

            Section 9. Separate Mortgages of Units. Each Unit Owner shall have the right to mortgage or encumber their own respective Unit, together with their respective ownership interest in the Limited Common Elements and the Common Elements. No Unit Owner shall have the right or authority to mortgage or otherwise encumber in any manner whatsoever the Property or any part thereof, except an Owner's own Unit and Owner's own respective ownership interest in the Limited Common Elements and the Common Elements.

            Section 10. Separate Real Estate Taxes. Real estate taxes are to be separately taxed to each Unit Owner for an Owner's Unit and corresponding percentage of ownership in the Common Elements, as provided in the Act. In the event that, for any year, such taxes are not separately taxed to each Unit Owner, but are


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

taxed on the Property as a whole, then each Unit Owner shall pay a proportionate share thereof, allocated in accordance with an Owner's respective percentage of ownership interest in the Common Elements.

            Section 11.  Maintenance, Repairs and Replacement.

                  a. All maintenance, repairs and replacements to the Common Elements (unless necessitated by negligence, misuse or neglect of a Unit Owner, in which case such expense shall be charged to such Unit Owner as set forth in paragraph (d) below), shall be made by the Board of Directors and charged to the Unit Owners as a common expense in the manner provided herein.

                  b. The Association shall furnish, and be responsible for all standard decoration, furnishing, housekeeping, maintenance, repairs and replacement of interior surfaces and furnishings of each Unit; all utility lines, mechanical equipment, heating, ventilation and air-conditioning equipment and fixtures which serve the Units; electrical fixtures and equipment which are located within any Unit; and glass surfaces, screens, doors, storm doors, windows, and door and window hardware appurtenant to the Units, and shall be charged to the Unit Owner or Owners as a Special or Common Expense in the manner provided herein (unless necessitated by negligence, misuse or neglect of a Unit Owner, in which case such expense shall be charged to such Unit Owner as set forth in paragraph (d) below). Notwithstanding the foregoing, with the prior written consent of the Association, a Unit Owner may elect to supplement and/or personalize furnishings within the Unit. The expense for maintaining, repairing, and replacing any such supplemental furnishings shall be borne solely by each such Owner.

                  c. No Unit Owner may perform any alteration without the prior written consent of the Board of Directors. The Board of Directors shall not approve any alteration which may jeopardize the soundness or safety of the property, reduce the rental appeal of the property, reduce the value thereof, or impair any easement or hereditament.

                  d. In the event that the need for maintenance, repairs or replacement of a Unit, Common Element or Limited Common Element is caused through the willful or negligent act of the Owner, his family, or nonrenting occupant or Guest, the cost of such maintenance, repairs or replacement shall be added to and become a part of the assessment to which such Unit is subject.

                  e. The Board of Directors shall annually budget and provide for funds necessary to perform its duties hereunder, including but not limited to reserves for repairs or replacements.


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


            Section 12. Common Surpluses. All common surpluses, in excess of desired reserves, shall be credited to Unit Owners' assessments for Common Expenses in proportion to their obligation for assessment. The Association may, from time to time, provide for other common use of such surpluses.

            Section 13. Certain Additional Restrictions. In addition to the other restrictions and limitations set forth herein, no Unit Owner shall do any of the following without the prior written consent of the Board:

                  a. Paint or otherwise change the appearance of any exterior wall, door, window, patio, balcony or any exterior surface; place any draperies or curtains at the windows of any Unit; tint, color or otherwise treat or apply anything to any window which will adversely affect the uniform exterior appearance of the building; plant any planting outside of a Unit; erect any exterior lights or signs; erect or attach any structures or fixtures within the Common Elements;

                  b. Erect, construct or maintain any garbage or refuse receptacles, or other equipment or structures on the exterior of the building or on or in any of the Common Elements;

                  c. Hang any laundry, garments, or other unsightly objects which are visible outside of the Unit;

                  d. Allow anything to remain in the Common Areas which would be unsightly or hazardous;

                  e. Permit the use of a Unit by Occupants whom the Owner knows or ought to know intend to violate any terms of the RPA Agreement, this Declaration, occupancy limits or other rules and regulations promulgated by the Board;

                  f. Park commercial vehicles, trucks, boats, campers, trailers, mobile homes and similar vehicles in any parking area, except any area designated by the Board for such purpose, and except service vehicles during the time they are actually serving the Unit or Common Elements;

                  g. Erect, construct or maintain any antennas on the exterior of any building; and

                  h. Erect any fences, whether on the Patio Limited Common Elements or elsewhere.

            Nothing herein shall be deemed to prevent the Board from promulgating rules and regulations barring or limiting other activities not restricted or limited in this Declaration, except to the extent such activities are expressly permitted.


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

            Section 14. Signs. No signs shall be displayed from a Unit or the Common Elements except those of the Declarant, Developer and the Association.

                                    ARTICLE V

                   ASSOCIATION MEMBERSHIP AND VOTING RIGHTS

            Section 1. Membership. Every Owner shall be entitled and required to be a member of the Association. If title to a Unit is held by more than one person, each of such persons shall be members. An Owner of more than one Unit shall be entitled to one membership for each such Unit. Each such membership shall be appurtenant to the Unit upon which it is based and shall be transferred automatically by conveyance of that Unit. No person other than an Owner, Declarant, or Developer may be a member of the Association, and membership in the Association may not be transferred except in connection with the transfer of title to a Unit; provided, however, that the rights of voting may be assigned to a Mortgagee as further security for a loan secured by a mortgage on a Unit.

            Section 2. Voting. Each Unit Owner is entitled to one vote for each Unit owned, subject to suspension as set forth herein. When more than one person holds an interest in a Unit, such Owners shall determine among themselves how the Unit's vote shall be cast on each issue, but the Unit's entire vote on the issue shall be cast indivisibly, i.e., there shall be no split vote. Such votes may be cast by the Unit Owner or Owners or by proxy or as permitted in the Association By-Laws.

                                   ARTICLE VI

                   RIGHTS AND OBLIGATIONS OF THE ASSOCIATION

            Section 1. The Common Elements. The Association, subject to the rights and responsibilities of the Owners set forth in this Declaration, shall be responsible for the exclusive management and control of the Common Elements and all improvements thereon (including furnishing and equipment related thereto), and shall keep the same in good, clean, attractive and sanitary condition, order and repair.

            Section 2. Services. The Association may obtain and pay for the services of any person or entity to manage its affairs and perform its duties under this Declaration, or any part thereof, to the extent it deems advisable, as well as such other personnel as the Association shall determine to be necessary or desirable for the proper operation of the Common Elements, whether such personnel are furnished or employed directly by the Association or by any person or entity with whom or which it contracts. The Association may obtain and pay for legal and accounting services necessary or desirable in connection with the operation of the Common Elements or the enforcement of this Declaration.


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

            Section 3. Personal Property for Common Use. The Association may lease or acquire and hold for the use and benefit of all of the Owners tangible and intangible personal property, and may dispose of the same by sale or otherwise, and the beneficial interest in any such property shall be deemed to be owned by the Owners in the same proportion and in the same manner as their respective interests in the Common Elements. Such interest shall not be transferable except with the transfer of a Unit. A transfer of a Unit shall transfer to the transferee ownership of the transferor's beneficial interest in such property without any reference thereto. The transfer of title to a Unit under foreclosure shall entitle the purchaser to the interest in such personal property associated with the foreclosed Unit. The Association may decide to charge for the use of such personal property by Owners or their Occupants or Guests. Nothing herein shall prevent the Association from permitting a third party who owns or leases such personal property from installing it on the Condominium for the use and benefit of all the Owners.

            Section 4. Repairs. The Association shall maintain, repair and replace promptly, at the Association's expense, except as otherwise set forth herein, all Common Elements, including but not limited to:

                  a. All boundary walls of a Unit contributing to the support of the building, including but not limited to, the roofs and exterior walls of buildings and all fixtures on the exterior, boundary walls of Units, floor and ceiling, slabs, crawl spaces, and load-bearing walls except interior surfaces (including wall and ceiling materials), hallways, lobbies, stairs, stairwells, common storage rooms, elevators, equipment rooms, common laundry rooms, common shower bathrooms and locker rooms and heating rooms;

                  b. All conduits, ducts, plumbing, wiring and other facilities for the furnishing of utility services contained in the portions of a Unit maintained by the Association; and all such facilities contained within a Unit that serve part or parts of the Condominium other than the Unit in which they are contained;

                  c. All property, real and personal, owned by the Association and all Common Elements (other than such Limited Common Elements which this Declaration requires the Owner to maintain) of the Association.

                  d. All other items which the Board of Directors from time to time determines shall be maintained, repaired or replaced by the Association.

                  e. All incidental damage caused to a Unit by such work shall be repaired promptly at the expense of the Association.


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



                  f. The Association shall retain the right to assess and allocate the costs of any repairs among all, some or one Owner.

            Section 5. Limited Common Elements. Each Unit Owner shall be responsible for the maintenance, replacement and repair of the Patio and Balcony Limited Common Elements appurtenant to his Unit.

            Section 6. Rules and Regulations. The Association may make reasonable rules and regulations governing the use of the Units, the Limited Common Elements and the Common Elements, which rules and regulations shall not be inconsistent with the rights and duties established in this Declaration.

            Section 7. Implied Rights. The Association may exercise any other right or privilege given to it expressly by this Declaration or by law, and every other right or privilege reasonably to be implied from the existence of any right or privilege given to it or reasonably necessary to effectuate any such right or privilege.

                                   ARTICLE VII
                           PHASING OF CONDOMINIUM AND
                          RESERVED RIGHTS OF DECLARANT

            Section 1. Construction Phasing. Declarant reserves the right to construct in phases the 133 hotel condominiums contemplated herein. Declarant intends to initially construct sixty-one (61) Units in Phase I on Parcel A commencing in the fall of 1997. The 61 Phase I Units are scheduled for completion on or about June 1998. Declarant intends to construct 72 Units in Phase II on Parcel B commencing in the fall of 1998. The seventy-two (72) Phase II Units are scheduled for completion on or about June 1999.

            Declarant reserves the right to change the phasing, timing of the construction, Unit size, design and mix, building location, or whether or not to even commence construction of the 72 Phase II Units, if required to meet market demands and to achieve the best development in the sole opinion of the Declarant. Any additional improvements shall be completed with and shall be similar to the quality of construction and materials as those in Phase I.

            Section 2. Effect of Phasing on Unit Owners' Interests. Each Unit Owner's interest in the Common Elements and an Owner's liability for Common Expenses (as set forth in Article III, Section 1) shall be modified upon any phasing or construction of additional Units in the hotel Condominium. Upon any phasing or construction of additional Units, Limited Common Elements or Common Elements, each Unit Owner's ownership interest in the Common Elements and liability thereon, shall be recomputed based upon the then square feet in the Constructed Units, Limited Common Elements


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

and Common Elements pursuant to Article III, Section 1. Following any such phasing or Construction of additional Units, the interest of any mortgagee shall attach, by operation of law, to the new percentage interest in the Common Elements appurtenant to the Unit on which it has a lien. Unit Owners will continue to have one vote for each Unit owned, as set forth in Article V.

            Section 3. Effective Date of Phases. The Condominium shall be deemed phased when a Unit(s) and its (their) Limited Common Element(s) and Common Elements are Constructed.

            Section 4. Easement for Phasing. Declarant and Developer shall have an easement over, through and under the Property and its improvements to facilitate the construction of additional improvements and to facilitate the phasing; provided, however, any damage to the Property or its improvements because of Declarant's or Developer's use of the easement shall be Declarant's responsibility.

            Section 5. Declarant's Exercise of Association Rights and Responsibilities. Except as provided in Section 703.15(2)(d), Wisconsin Statutes, as amended, Declarant reserves the right to appoint and remove officers and directors of the Association and to exercise the powers and responsibilities of the Association, its members and its directors until the earlier of either of the following occur: (i) expiration of ten (10) years from the date this Declaration is recorded; or (ii) thirty (30) days after conveyance of seventy-five percent (75%) of the interest in the Common Elements to purchasers. In computing when 75% of the interest in the Common Elements has been conveyed, it will be assumed that all possible phases will be Constructed. During this period of Declarant control, Declarant shall have the full and exclusive right to take all action on behalf of the Association, including but not limited to, the right to (a) mortgage, sell, permit the use of and otherwise convey and manage Units owned by the Association, (b) make contracts and agreements on behalf of the Association for the maintenance, operation, and management of the Condominium Property, including the personal property held for common use, (c) determine, levy, and collect assessments, (d) grant easements, and (e) enact and enforce rules and regulations for the use of the Condominium. Any contracts or agreements entered into by Declarant on behalf of the Association with Declarant or an affiliate of Declarant shall be subject to Wis. Stats. 703.35.

            Section 6. Rights of Declarant to Develop and Sell Units. In addition, until the earlier of (i) ten (10) years from the date the Declaration is recorded with the Register of Deeds for Sauk County, Wisconsin, or (ii) the Declarant has Constructed all Units and sold all Units which it has owned, Declarant and Developer reserve the following rights: (a) to continue any unfinished development work on any unsold Unit, (b) to complete any unfinished development work on the Limited Common Elements and Common Elements (including obtaining any necessary easements therefor); (c)to conduct promotional and sales activities using unsold Units and the Limited Common Elements and Common Elements,


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

which activities shall include but need not be limited to maintaining sales and management offices, model Units, parking areas, and advertising signs; and (d) to do all other acts Declarant or Developer shall deem reasonably necessary in connection with the development and sale of the remaining Units. However, any such acts shall not violate the rights of the Unit Owners or the Mortgagees or unreasonably interfere with the use and enjoyment of the units, Limited Common Elements and Common Elements. Furthermore, Declarant shall be responsible for any damages resulting from the exercise of such rights.

                                  ARTICLE VIII

                            COVENANT FOR ASSESSMENTS

            Section 1. Agreement to Pay Assessment. Each Owner of any Unit by the acceptance of a deed therefor, whether or not it be so expressed in the deed, shall be deemed to covenant and agree with each other and with the Association to pay to the Association for the purposes provided in this Declaration, annual assessments, special assessments for capital improvements, and assessments for any other matters as provided in this Declaration. Such assessments shall be fixed, established and collected from time to time in the manner provided in this Article.

            Section 2. Purpose of Assessments. The assessments levied by the Association shall be used to fund the Common Expenses which shall be used exclusively to promote the use of the Units as a hotel condominium for the improvement and maintenance of the Common Elements and Units as set forth herein, to meet any obligations of the Association, and for any emergency repairs as the Association may deem necessary, including but not limited to the following expenses:

                  a. Expenses of management and administration of the Condominium, insurance, maintenance, operation, repair alteration and replacement of the Common Elements, and of the portions of the Limited Common Elements and Units to be maintained by the Association, and costs of carrying out the powers and duties of the Association, including professional fees and expenses.

                  b. Expenses declared Common Expenses by the Board, or provisions of this Declaration or the By-Laws, including but not limited to liabilities of the Association arising from the RPA Agreement, Access and Use Agreement, Association Management Agreement, or other agreements or contracts of the Association.

                  c. Sewer and water charges, electricity, garbage disposal, community or cable television, telephone and other utilities.

                  d. Cost of repairing the Condominium Property in excess of insurance coverage to the extent required herein.


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

                  e. Any valid charge against the Condominium Property as a whole, or against a specific Unit or Units.

            Each Owner shall be responsible for a share of the Common Expenses based upon the percentage or fractional ownership of Common Elements appurtenant to the Owner's Unit, except as otherwise provided herein.

            Section 3. Annual Assessment. The Board of Directors of the Association shall from time to time, and at least annually prepare a budget for the Association and fix the annual assessment.

            Section 4. Special Assessment for Capital Improvements. In addition the annual assessments authorized above, the Association may levy, in any assessment year, a special assessment applicable to that year only for the purpose of defraying, in whole or in part, the cost of any construction, reconstruction, repair or replacement of a capital improvement upon any Common Element, or any Units, including fixtures and personal property related thereto. If the cost of such construction, reconstruction, repair or replacement exceeds the money generated by the special assessment, the Association may levy an additional assessment there for in any subsequent assessment year.

            Section 5. Notice of Meetings. Written notice of any meting called for the purpose of taking any action authorized under Section 4 shall be sent to all members and any Mortgagee who shall request such notice, as provided in the Association's By-Laws.

            Section 6. Rate of Assessment. Each unit shall be assessed a portion of the total assessment in proportion to each Unit's ownership interest in the Common Elements, except as may otherwise be allocated among Owners by the Board.

            Section 7. Date of Commencement of Annual Assessments. The annual assessments provided for herein shall commence as to the Units on the date on which at least one of the Units provided for herein has been Constructed, conveyed to a Unit Owner other than Declarant and is ready for occupancy. Until such time, the Declarant shall pay the amount of the assessment against all Constructed Units of which it is the Owner. The first annual assessment shall be determined by the Declarant prior to conveyance of the first Unit and shall be adjusted according to the number of months then remaining in that calendar year. The Board of Directors shall fix the amount of the annual assessment against each Unit at least thirty (30) days in advance of each annual assessment period. Written notice of the annual assessment shall be sent to every owner subject thereto. The due dates shall be established by the Board of Directors. The Association shall, upon demand, and for a reasonable charge, furnish a certificate signed by an officer of the Association setting forth whether the assessments on a specific Unit have been paid.

            Section 8. Working Capital. The Board of Directors shall have the power to levy an assessment in proportion to each

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

Unit's share of the Common Expenses and aggregating an amount equal to one-fourth of the annual budget adopted for the initial full fiscal year of the Association, for working capital for the Association. Such assessment may be collected by the Association only from the Unit Owner who shall initially purchase a Unit from the Declarant. If such an assessment is levied against any such Unit Owner, it shall be levied against all Unit owners who purchase a Unit from the Declarant, regardless of when such purchase occurs.

            Section 9. Lien for Assessments. All sums assessed to any Unit pursuant to this Article, together with interest thereon as provided herein, shall be secured by a lien on such Unit in favor of the Association. Such lien shall be superior to all other liens and encumbrances on such Unit, except only for:

                  a. Liens of general and special taxes;

                  b. A lien for all sums unpaid on the first outstanding Mortgage, or on any Mortgage on which the Declarant is Mortgagee, duly recorded in the Sauk County, Wisconsin real estate records prior to the making of such assessment, including all unpaid obligatory advances to be made pursuant to such Mortgage and all amounts advanced pursuant to such Mortgage and secured by the lien thereof in accordance with the terms of such instrument;

                  c. Construction liens filed prior to the making of such assessment; and

                  d. All sums unpaid on any mortgage loan made pursuant to
      Section 45.80, Wisconsin Statutes.

            All other lienors, including judgment creditors and construction lienors, acquiring liens on any Unit after this Declaration has been recorded shall be deemed to consent that such liens shall be inferior to future liens for assessments, as provided herein, whether or not such consent be specifically set forth in the instruments creating such liens.

            To evidence a lien for sums assessed pursuant to this Article, the Association may prepare a written notice of lien setting forth the amount of the assessment, the date due, the amount remaining unpaid, the name of the owner of the unit and a description of the Unit. Such a notice shall be signed by the Association and may be recorded in the office of the Clerk of the Circuit Court or Register of Deeds of Sauk County, Wisconsin. No notice of lien shall be recorded until there is a delinquency in payment of the assessment., Such lien may be enforced ny judicial foreclosure by the Association in the same manner in which mortgages on real property nay be foreclosed in Wisconsin. In any such foreclosure, the owner shall be required to pay the costs and expenses of filing the notice of lien and all reasonable attorneys' fees, including any costs and fees subsequent to a judgment of foreclosure and prior to the confirmation of sale. All such costs and expenses shall be secured by the lien being foreclosed. The


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

owner shall also be required to pay to the Association any assessments against the Unit which shall become due during the period of foreclosure. The Association shall have the right and power to bid at the foreclosure sale or other legal sale and to acquire, hold, convey, lease, rent, encumber, use and otherwise deal with the Unit as the owner thereof.

            A release of notice of lien shall be executed by the Association in such form as to be recordable in the Sauk County, Wisconsin real estate records, upon payment of all sums secured by a lien which has been made the subject of a recorded notice of lien.

            Any encumbrancer holding a lien on a Unit may pay, but shall not be required to pay, any amounts secured by the lien created by this Section, and upon such payment such encumbrancer shall be subrogated to all rights of the Association with respect to such lien, including priority.

            The Association shall, upon written request of any encumbrancer of a Unit, report to that encumbrancer (1) any unpaid assessments against the encumbered Unit remaining unpaid for longer than sixty (60) days after the same shall have become due; and (2) any other defaults by the Owner of the encumbered Unit under any of the Condominium documents which remain uncured for longer than sixty (60) days; provided, however, that such encumbrancer first shall have furnished to the Association written notice on the first day of each month of its encumbrance on the Unit at issue.

            Section 10. Effect of Nonpayment of Assessment: Remedies of the Association. Any assessment not paid within fifteen (15) days after the due date shall bear a late charge of $30.00 (or such greater amount as shall be established by the Association) and shall bear interest from the due date at twelve percent (12%) per annum, provided, however, that if said interest rate shall violate any applicable usury or credit law, rule or regulation, then such interest rate shall automatically be adjusted so as to be no more than the highest rate permitted by such usury or credit law, rule or regulation. The Association may bring an action at law against the Owner personally obligated to pay the same, or foreclose the lien against the property. No owner may waive or otherwise escape liability for the assessments provided for herein by nonuse of the Common Elements or abandonment of his Unit or the Common Elements. A suit to recover a money judgment for unpaid expenses hereunder shall be maintainable without foreclosing or waiving the lien securing the same. If any assessment of Common Expenses is delinquent, the Association may suspend the voting rights of the delinquent Unit Owner.

            Section 11. Preservation of the Lien. Sale or transfer of any Unit shall not affect the assessment lien. The sale or transfer of any Unit pursuant to the foreclosure of a Mortgage or other lien prior in right to the Association's lien shall extinguish the lien of such assessments as to payments which became due prior to such sale or transfer and such unpaid assessments


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

shall be deemed to be Common Expenses collectible from all of the Owners excluding the acquirer, his successors and/or assign,. No sale or transfer shall relieve such Unit from liability for any assessments thereafter becoming due or from the lien thereof, and the foreclosed Unit Owner or owners shall remain personally liable to the Association for unpaid assessments on a joint and several basis.

                                   ARTICLE IX

                              ARCHITECTURAL CONTROL

            Section 1. Architectural Control Committee Authority. No exterior additions or alterations to the Units or Limited Common Elements shall be commenced, erected or maintained, and no addition or alteration of any Unit that will affect any Common Element in any way, except such as are installed or approved by the Declarant in connection with the initial construction or modification of the Units, until the plans and specifications showing the nature, kind, shape, height, materials, location and approximate cost of same shall have been submitted to and approved in writing as to harmony with the Resort of external design and location in relation to the building by an Architectural Control Committee composed of the entire Board of Directors or by a representative or representatives designated by the Board as the Architectural Control Committee and approved by the Resort. Such representatives may, but need not, be members of the Board of Directors. In the event said committee, or is designated representatives and/or the Resort, fails to approve or disapprove such design and location within thirty (30) days after said plans and specifications have been submitted to it, such approval shall be deemed to have been refused. If no application has been made to the Architectural Control Committee or is representatives or approval has not been obtained from the Architectural Control Committee and the Resort, suit to enjoin or remove such additions, alterations or changes may be instituted at any time. Neither the members of the Architectural Control Committee nor its designated representatives shall be entitled to compensation for services performed pursuant to this paragraph, but compensation may be allowed to independent professional advisors retained by the Architectural Control Committee.

                                    ARTICLE X

                                    EASEMENTS

            Section 1. Easements for Access. In addition to the access as provided in Article IV, Section 1, and otherwise provided in the Declaration, Unit Owners and their agents may have access to Units which they do not own if necessary in order to maintain and repair the sewer facilities or utilities in their own Units. Similarly, the Association may have access to Units to perform any maintenance or make any repairs, alterations or replacements which it has the right or responsibility to perform or make under this Declaration. Such access shall be provided to the Association or a Unit Owner only after giving the Owner of the Unit to which


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

access must be obtained reasonable notice of the need for such access and arranging for a mutually agreeable time for such access, except in the event of an emergency.

            Section 2. Encroachments and Easements. In the event that by reason of the construction, reconstruction, settlement, or shifting of any building, or the design or construction of any Unit, any part of the Common Elements encroaches or shall here after encroach upon any part of any Unit, or any part of any Unit Elements, or any portion of any Unit encroaches upon any part of any other Unit, valid easements for the maintenance of such encroachment are hereby established and shall exist for the benefit of such Unit or Common Elements so encroaching so long as all or any part of the building containing such Unit or Common Elements so encroaching shall remain standing; provided, however, that in no event shall a valid easement for any encroachment be created in favor of the owner of any Unit or in favor of the owners of the Common Elements if such encroachment occurred due to the willful conduct of said owner or owners.

                                   ARTICLE XI

                                    INSURANCE

            Section 1. Multi-Peril Property Insurance. The Association shall maintain multi-peril property insurance at full insurable value based on replacement cost on the Units, Common Elements, Limited Common Elements and the standard personal property in the Units. This is to include fire and extended coverage and all other types of coverage commonly maintained on such projects. Individual Owners may request the Association to obtain on their behalves additional insurance coverage. The Association shall hold this insurance in its name for the use and benefit of the Unit Owner and of the Mortgagees of Units, or their successors and assign, as their interest may appear and shall assess the cost attributable to each Unit to the individual Unit Owners.

            Section 2. Public Liability Insurance. The Association shall maintain comprehensive public liability insurance for personal injury or property damage on the Units, Commons Elements and Limited Common Elements, protecting the Association and each Unit Owner. Such insurance shall contain a "severability of interest" clause permitting recovery by Unit Owners for injury or damage insured against. The Association shall assess the costs attributable to each Unit to the Individual Unit Owners.

            Section 3. Fidelity Coverage. The Association may maintain fidelity coverage against dishonest acts by any person, paid or volunteer, responsible for handling the funds belonging to or administered by the Association. Such coverage shall name the Association as the insured.

            Section 4. Common Expense. All insurance is maintained as a common expense and shall be assessed to individual owners as


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

shall be determined by the Board of Directors. The Association acts as trustee for the purpose of obtaining insurance coverage and the receipt, application and disbursement of proceeds from it.

            Section 5. Other Insurance. Maintenance of insurance by the Association does not relieve nor prohibit Unit Owners from maintaining additional insurance with limits in excess of those maintained by the Association or on risks not insured by it.

            Section 6. Destruction and Reconstruction. In the event of a partial or total destruction of one or more Units, they shall be rebuilt and repaired as soon as practicable and substantially to the same design, plan and specifications as originally built, unless within thirty (30) days after such partial or total destruction, all of the Owners of Units subject to this Declaration agree not to repair or rebuild. On reconstruction, the design, plans and specifications of any building or Unit may vary from that of the original upon approval of the Association; provided, however, that the number of square feet of any Unit may not vary more than ten percent (10%) from the number of square feet for such Unit as originally constructed, and the location of the Unit shall be substantially the same as prior to the damage or destruction.

                  a. When damage Units are to be reconstructed or repaired, proceeds on account thereof shall be held in undivided shares for the Owners of damaged Units in proportion to the cost of reconstructing or repairing the damage suffered by each such Unit owner, which cost shall be fairly determined by the Association.

                  b. When damaged Units are not to be reconstructed or repaired, proceeds on account thereof shall be held in undivided shares for each Owner of such Units, such share being in proportion to the respective fair market value of all such damaged Units immediately prior to such damage, as the same shall be determined by arbitration pursuant to the provisions of Section 8.

            Section 7. Partition. The Association shall have the right to levy assessments against the Units to be repaired or reconstructed in the event that the proceeds of any insurance collected are insufficient to pay the estimated or actual costs of repair or reconstruction; provided, however, that in the event of damage to an extent more than the available insurance, this Condominium shall be subject to an action for partition upon obtaining the written consent of the Unit Owners having no less than Seventy-Five percent (75%) of the votes. In the event of partition, the net proceeds of sale, together with any net proceeds of insurance shall be considered as one fund. The proceeds of insurance shall be considered as one fund. The proceeds of insurance shall be divided among the Unit Owners whose units are not being reconstructed in accord with the proportion of the fair market value of such units immediately prior to such destruction. All other proceeds of sale shall be divided among all Unit Owners in proportion to their interest in Common Elements as set forth in

Exhibit A. Such distributions shall be to the Unit Owners or to any party designated by such Unit Owner, and shall be distributed in accordance with the priority interest in each Unit.

            Section 8. Procedure. Except to the extent that other sections of this Declaration authorize the Declarant, the Association or other parties to seek foreclosure, injunction or other judicial relief, the process of arbitration as herein set forth shall be used to determine fair market value as mentioned above, as well as to resolve any controversy between Owners and the Declarant or between the respective Owners, if the controversy or dispute arises as to the construction of any provisions of this Declaration, compliance with any provisions of this Declaration, application of any provisions of this Declaration, application of any provisions of this Declaration concerning approvals, or violation of any of the use restrictions of the Condominium Property. Arbitration, where so provided for in this Declaration, shall proceed in the following manner:

                  a. Who may commence arbitration. Either party to a controversy may institute arbitration proceedings upon written notice delivered to the other parties in person or by certified mail. Arbitration shall be compulsory and, except to the extent specified above, shall supersede any litigation with respect to a controversy subject to arbitration hereunder.

                  b. Notice. The notice referred to above shall reasonably identify the subject of controversy and the subject of arbitration.

                  c. Appointment of Arbitrator. A single arbitrator shall be appointed by the American Arbitration Association who, whenever the subject of the controversy involves the fair market value of a Unit, must be a member of the American Institute of Real Estate Appraisers (M.A.I.).

                  d. Place of Hearing. The arbitrator shall select the time and place for hearing of the controversy.

                  e. Rules for Arbitration. The arbitration shall be conducted by the arbitrator, in accordance with the rules of the American Arbitration Association.

                  f. Costs. The fee of the arbitrator and the costs and expenses incurred in said arbitration shall be divided and paid in equal shares by the parties to the arbitration, except in the case of arbitration to determine purchase price of a Unit pursuant hereto in which case such fee, costs and expenses shall be paid by the purchaser.

                                   ARTICLE XII

                       DECLARANT'S RIGHT OF FIRST REFUSAL

            Section 1. Agreement to Right of First Refusal. Each Owner or subsequent Owner (collectively the "Unit Owner") of a Unit, by acceptance of a deed therefor from any grantor, whether or not it be so expressed in the deed, shall be deemed to agree that the Declarant has a right of first refusal to purchase such Unit on the terms and conditions set forth in this Article, unless the right has expired as set forth therein.

            Section 2. Notice to Declarant. Before a Unit Owner accepts an offer to purchase or offers to sell his Unit at a price (the "sale price") lower than the price at which the Unit Owner purchased the Unit, the Owner shall notify the Declarant of such intention to sell Owner's Unit and provide Declarant with a copy of any such offer. Declarant shall have no right of first refusal if the sale price is equal to or above the Owner's original purchase price.

            Section 3. Exercise by Declarant. Declarant shall have ten (10) business days from receipt of such notice and such copy of the offer from a Unit Owner in which to exercise its right to purchase the Unit on the terms and conditions set forth in the offer (except as set forth below) by written notice of exercise to the Unit Owner. Time is of the essence with respect to exercise of this right of first refusal.

            Section 4. Closing. If the right of first refusal is exercised, the Unit Owner shall within thirty (30) days after receipt of notice of exercise, submit to Declarant for examination evidence of merchantable title to the Unit, in the form of a title insurance commitment. The sale shall be consummated and conveyance made by Warranty Deed free and clear of all liens and encumbrances within forty-five (45) days after receipt of the notice of exercise of right of first refusal.

            Section 5. Failure to Exercise Right. Should Declarant fail to timely exercise this right of first refusal within the time herein limited, the Unit Owner may accept the offer from or make the offer to sell to any third party, provided, however, that the Unit Owner must again give such notices to Declarant if: a purchase contract is not entered on the terms and conditions set forth in the offer provided to Declarant within sixty (60) days of the Unit Owner's providing of such offer to Declarant; or such a purchase contract is entered but fails to close within ninety (90) days of the Unit Owner's providing of such offer to Declarant.

            Section 6. Termination of Right of First Refusal. Declarant's right of first refusal shall terminate when it no longer has the right to exercise Association rights and responsibilities under Article VII, Section 1.

                                  ARTICLE XIII

                               GENERAL PROVISIONS

            Section 1. Enforcement. Subject to the arbitration requirement of this Declaration, the Association, or any Owner, shall have the right to enforce, by any proceeding at law or in equity, all restrictions, conditions, and reservations, now or hereafter imposed by the provisions of this Declaration. Failure to enforce any covenant or restriction herein contained shall in no event be deemed a waiver of the right to do so thereafter.

            Section 2. Severability. Invalidation of any one of these covenants or restrictions by judgment or court order shall in no way affect any other provisions which shall remain in full force and effect.

            Section 3. Termination. This Declaration may only be terminated by the consent of the Owners of all Units and all of the parties holding mortgages, liens or other encumbrances against any of said Units, in which event the termination of the Declaration shall be by such plan as may be then adopted by said Owners and parties holding any mortgages, liens or other encumbrances. Such election to terminate this Declaration shall be executed in writing by all of the aforementioned parties, and such instrument or instruments shall be recorded with the Register of Deeds in Sauk County, Wisconsin.

            Section 4. Amendment. Except as hereinafter limited and provided, this Declaration may be amended by an instrument signed by the Declarant alone at any time in which it retains control over the Association and thereafter signed by Unit Owners having not less than two-thirds (2/3rds) of the votes; provided, however, that such amendment shall not substantially alter any of the rights or obligations of the Owners without first obtaining the affected Owners' express written approval.

            No amendment to this Declaration shall be adopted which would operate to affect the validity or priority of any Mortgage or which would alter, amend or modify, in any manner whatsoever, the rights, powers and privileges granted and reserved herein in favor of any Mortgage without the consent of all such Mortgagees, as the case may be.

            Section 5. Registered Agent for Service of Process. The registered agent for service of process shall be Thomas J. Lucke, whose address is 511 East Adams Street, Wisconsin Dells, Wisconsin 53965. Change of agent for service of process may be accomplished by resolution of the Board of Directors of the Association and upon proper filing of said name with the Register of Deeds for Sauk County, Wisconsin and with the Secretary of State of the State of Wisconsin.

            IN WITNESS WHEREOF, the Declarant has caused this instrument to be duly executed under seal, this ___ day of _______________, 1997.

DECLARANT:                              WILDERNESS HOTEL & RESORT, INC.

---------------------------             By:
Thomas J. Lucke                            -----------------------------
                                           Thomas J. Lucke, President
---------------------------
Terri L. Lucke                          Attest:
                                               -------------------------
                                                S. Peter Helland, Jr.,
                                                    Secretary

STATE OF WISCONSIN      )
                        ) ss.
COUNTY OF SAUK          )

            Personally came before me this ___ day of __________, 197, the above-named ________________________________________ and
_____________________________, to me known to be the persons who executed the foregoing instrument and acknowledge that they executed the foregoing instrument as president and secretary of Wilderness Hotel & Resort, Inc., by its authority.

                              -------------------------------------
                              *
                              -------------------------------------
                              Notary, State of
                                              ---------------------
                              My Commission:
                                             ----------------------

            The undersigned, as title owners and land lessors of the Property, hereby consent to and authorize the Declarant to submit and subject the Property to this Declaration of Condominium this ___ day of ____________________, 1997.

-------------------------------------
Thomas J. Lucke

-------------------------------------
Terri L. Lucke


STATE OF WISCONSIN      )
                        ) ss.
COUNTY OF SAUK          )

            Personally came before me this ___ day of __________, 1997, the above-named Thomas J. Lucke and Terri L. Lucke, to me known to be the persons who executed the foregoing instrument and acknowledge that they executed the foregoing instrument.

                              -------------------------------------
                              *
                              -------------------------------------
                              Notary, State of
                                              ---------------------
                              My Commission:
                                             ----------------------


This instrument was drafted by:

Timothy C. Sweeney, Esq.
Sweeney & Sweeney, S.C.
440 Science Drive, 4th Floor
Madison, WI  53711

                                  EXHIBIT 1.1.A
                  Parcels A and B - The Condominium Property

[Insert legal and map of condo land--describe only land underneath condo and patios]

                                    Exhibit A
                      Condominium Plat and Unit Floor Plans

                                    Exhibit B
                    Percentage Ownership of Common Elements
                       and Assessment for Common Expenses


[Show initial and fully expanded interests]

                                    Exhibit C
                                  RPA Agreement


                                      -31-

                                                                            E-57